UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Hasbro, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On May 18, 2022, Hasbro, Inc. (“Hasbro”) issued the following press release in connection with Hasbro’s 2022 annual meeting of shareholders, which contains a copy of a letter to shareholders issued by Hasbro’s Board of Directors.

Hasbro Board of Directors Issues Letter to Shareholders

Shareholders Urged to Vote FOR ALL of Hasbro’s Highly Qualified Directors on the WHITE Proxy Card

PAWTUCKET, R.I.-- Hasbro, Inc. (NASDAQ: HAS) (“Hasbro” or the “Company”), a global play and entertainment company, today issued the following letter to Hasbro shareholders in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) to be held on June 8, 2022.

For information about the 2022 Annual Meeting, please visit: www.HasbroGamePlan.com.

The full text of the letter follows.

May 18, 2022

Dear Fellow Shareholder:

Your vote at Hasbro’s annual meeting of shareholders to be held on June 8, 2022 is more important than ever. Please vote today “FOR ALL” Hasbro nominees to the Board of Directors. The Hasbro Board nominees have the right balance of skill sets, experiences and fresh perspectives to guide our new CEO – Chris Cocks – and our management team in executing our long-term strategy for the benefit of ALL shareholders. A hedge fund called Alta Fox Opportunities Fund, LP (together with its affiliates, “Alta Fox”) is attempting to replace three of our highly skilled and experienced directors with nominees who lack relevant industry expertise and, in our view, possess inferior skillsets. As such, the Hasbro Board of Directors urges shareholders to reject the Alta Fox nominees, and vote “FOR ALL” of Hasbro’s Directors on the enclosed WHITE proxy card.

Hasbro’s Board has Highly Relevant Qualifications and Significant Experience Driving Value Creation

Rich Stoddart, Chair of the Board of Directors of Hasbro, brings extensive experience in the advertising, marketing and communications industries, including in television, digital, social media, point-of-sale, packaging and print; global operations; and building global brands and businesses.
✔	Recognized for his strategic and commercial leadership as well as his expertise in all facets of marketing execution and supply chain management.
✔	Led and drove profitable growth at a variety of global organizations and has strong expertise in business transformation, operations and mergers & acquisitions.
✔	Stepped up as interim CEO after the sudden passing of Brian Goldner last year to guide the Company through a sensitive transition and is a critical player in Hasbro’s future success.

Lisa Gersh is a seasoned and proven public company executive with a wealth of experience building and leading brand-driven businesses as well as strong knowledge of digital media, entertainment, traditional and direct to consumer retail and integrated marketing.
✔	Vital skills in marketing and branding, media trends and building global brand-driven businesses that are integral to the Board’s role in overseeing the success of the Brand Blueprint strategy.
✔	Expertise in setting compensation programs in multiple industries to attract and retain key employee talent.

Edward “Ted” Philip brings significant knowledge of digital and technology-focused industries, as well as broad operational and financial leadership experience at multinational corporations.
✔
More than 30 years of business and management experience, including decades as both an operating executive and chief financial officer of multinational corporations, along with expertise in consumer trends in the family entertainment industry.

✔
Expertise in board governance and corporate finance, as well as in the operations and management of large, multinational organizations that will be instrumental to the Board as we work with Chris to execute our business review and transformation.

Hasbro Has a Strong History of Good Corporate Governance, Including Ongoing, Thoughtful Succession Planning and Board Refreshment

Hasbro’s Board regularly engages in succession planning for the Company’s most senior roles, considering internal and external candidates with the goal of identifying and placing the best long-term leaders. For the Company’s new CEO, succession planning began long before the sudden passing of Brian Goldner, which allowed us to run a comprehensive process quickly. We are thrilled to have chosen Chris Cocks as our new CEO – a change agent who doubled the Wizards business over a three-year period and who is now focused on applying that same discipline and results-driven mindset to all of Hasbro.

In terms of Board refreshment, ahead of the recent appointments of Liz Hamren and Blake Jorgensen to our Board, Hasbro invited Alta Fox’s five original director nominees to interview with the Board’s Nominating, Governance and Social Responsibility Committee. Alta Fox initially refused to permit such interviews and ultimately allowed Hasbro to interview only one of its current nominees. Alta Fox’s candidates received full and fair consideration; however, the Board concluded that Liz Hamren and Blake Jorgensen were superior additions due to their significant experience and expertise in gaming, technology, operations and capital allocation. In our view, Alta Fox’s nominees, given their limited relevant qualifications, would not be additive to the Board in helping Hasbro achieve its long-term strategy.

Alta Fox’s Nominees Do Not Have the Necessary Skills for Hasbro’s Board

Marcelo Fischer has a long history of underperforming spin-offs. Based on his previous experience at IDT, where he participated in numerous (mostly underperforming) spin-offs as senior vice president – finance, we expect that he will advocate for the Wizards spin-off proposal being pushed by Alta Fox – even though we have thoroughly evaluated it and believe it will not create value for all shareholders.
×	Primarily brings legacy telecommunications and personal care experience – neither of which are relevant to Hasbro’s business model nor the omni-channel storytelling strategy central to our success.
×	Fischer’s company, IDT, has a continued business relationship with Alta Fox, which Alta Fox has failed to disclose to Hasbro shareholders in this proxy contest. Given this business relationship, we are concerned that Fischer would not be truly independent from Alta Fox.

Rani Hublou’s B2B credentials would not be additive to Hasbro’s Board. Her primary experience is narrowly limited to marketing in the enterprise software space, including at Tecsys, whose TSR has fallen about 36% over the last 12 months and which has underperformed Hasbro’s TSR by 3.5x during her tenure.
×	No qualifications in consumer businesses focused on gaming, entertainment or consumer products.
×	Alta Fox declined Hasbro’s multiple requests to interview Hublou, so Hasbro was not given an opportunity to ask her about her experience and qualifications.

Carolyn Johnson has a poor track record regarding business transformation and lacks critical industry experience. She has a short seven-month tenure and little success as Chief Transformation officer at AIG, whose net income declined 84% during her tenure.
×	No experience leading or growing consumer businesses.
×	No relevant expertise in gaming, consumer products or entertainment.
×	Alta Fox declined Hasbro’s multiple requests to interview Johnson, so Hasbro was not given an opportunity to ask her about her experience and qualifications.

VOTE THE WHITE PROXY CARD TODAY

The Board of Directors of Hasbro recommends shareholders vote “FOR ALL” the nominees proposed by the Hasbro Board at the upcoming annual meeting on the WHITE proxy card.

Please Vote Now Using One of the Following Methods
Vote by Internet Go to the website identified on the enclosed WHITE proxy card or voting instruction form	Vote by Phone Call the number on the enclosed WHITE proxy card or voting instruction form	Vote by Mail Mark, sign, date and return the enclosed WHITE proxy card or voting instruction form in the accompanying postage-paid pre-addressed envelope

We encourage shareholders NOT to sign, return or vote any gold proxy card sent to you by Alta Fox. Only the latest dated proxy card will count at Hasbro’s 2022 annual meeting. Shareholders who have any questions or need assistance voting may contact the Company’s proxy solicitors, Innisfree M&A Incorporated, toll-free at 1 (877) 825-8971, or Morrow Sodali LLC, toll-free at 1 (800) 662-5200.

Thank you for your continued support of Hasbro.

Sincerely,

The Hasbro Board of Directors

Additional Information

Our Board possesses strong qualifications and expertise on the matters key to Hasbro’s success – digital gaming, media and content, consumer products, entertainment, marketing, capital allocation and ESG.

Chris Cocks, who joined the Board in 2022, is a highly strategic leader with extensive skills and experience in digital gaming, omni-channel storytelling and strategic capital allocation, along with a proven track record of value creation, having doubled the size of Wizards of the Coast over a three-year period. We are confident in his ability to lead us forward as a CEO and director for the benefit of all our stakeholders.

Liz Hamren, who joined the Board in April 2022, brings comprehensive leadership experience in digital gaming. Her fresh perspective and significant expertise in consumer products, strategic growth and capital allocation, combined with her forward-looking digital perspective, will be invaluable to Hasbro’s brands and broader business.

Blake Jorgensen, who joined the Board in April 2022, brings a fresh perspective to the Board with critical expertise in gaming, capital allocation, consumer products and technology, along with a proven and consistent track record of growth, organic and through mergers & acquisitions, and shareholder value creation.

Ken Bronfin has a proven track record of more than 35 years in media, digital media and entertainment, in addition to expertise in strategic long-term capital allocation.

Michael Burns has broad experience in developing and distributing award-winning original content as well as strong expertise in strategic growth, acquisitions, business spin-offs and dispositions and financial management.

Hope Cochran brings a wealth of knowledge in digital and mobile gaming, a proven track record driving revenue growth and overseeing strategic acquisitions and valuable experience managing global businesses.

Linda Zecher Higgins has an impressive history overseeing growth and transformation at companies focused on technology, digital content, digital education and online sales and marketing.

Tracy Leinbach brings widespread knowledge and expertise in corporate finance, supply chain and operations, strategic planning, risk management and multinational corporation management.

Laurel Richie has a deep understanding of marketing and brand-building, significant leadership experience, strategic and operational expertise and a deep passion for diversity and inclusion.

Mary Beth West brings a proven track record of growing, transforming and revitalizing consumer businesses and brands, as well as strong expertise in data-driven marketing, consumer engagement and integrated storytelling.

Each of our directors contributes expertise and experience that is directly relevant to overseeing our world class portfolio of assets across multiple play and entertainment categories.

About Hasbro

Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)

© 2022 Hasbro, Inc. All Rights Reserved.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 annual meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 annual meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 annual meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 annual meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

HAS-IR
HAS-C

Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com

The following is an advertisement by Hasbro appearing on LinkedIn beginning on May 18, 2022.

The Hasbro Board of Directors possesses deep qualifications and expertise on the matters key to the company’s success, as well as significant experience driving value creation. To learn more about Hasbro’s long history of effective corporate governance, including thoughtful succession planning and board refreshment, read our latest letter to shareholders. Important information: [Link to Hasbro website containing information previously filed or filed herein under cover of Schedule 14A]

The following is an advertisement by Hasbro (@Hasbro) appearing on Twitter beginning on May 18, 2022.

The @Hasbro Board of Directors possesses deep qualifications and expertise on the matters key to the company’s success. To learn more about Hasbro’s history of effective corporate governance and value creation, and for more important information, please visit: [Link to Hasbro website containing information previously filed or filed herein under cover of Schedule 14A]

On May 18, 2022, Hasbro updated its website www.HasbroGamePlan.com, which contains information relating to Hasbro’s 2022 annual meeting of shareholders. A copy of the updated website content (other than that previously filed or filed herein under cover of Schedule 14A) can be found below.

Home Our Board & LeadershipShareholder ResourcesHow To Vote Vote for Hasbro’s Board of Directors Hasbro’s highly skilled Board, with expertise and experience directly relevant to overseeing Hasbro’s world class portfolio of assets across multiple play and entertainment categories, is maximizing value for all shareholders.

Alta Fox is attempting to install three dissident director nominees who lack any relevant industry expertise to push an agenda to spin off the Wizards of the Coast business (“Wizards”). We believe this proxy fight is ill-timed, Alta Fox’s agenda will not create value for shareholders and its nominees offer no beneficial experience to Hasbro’s Board or the Company. Alta Fox’s campaign, which began just days after the passing of our long-time CEO Brian Goldner, is a distraction at a time when our new CEO should be given a chance to focus solely on our business for the benefit of all our stakeholders. The proposal to spin off Wizards would not create value and illustrated clear misunderstandings of our significant investment (over $1 billion in the last five years), support from the Board in growing the Wizards business (150% growth in MAGIC: THE GATHERING alone in the last five years), benefits Wizards receives from being part of Hasbro and the ability of our Brand Blueprint strategy to drive the future performance of Wizards and the entirety of Hasbro’s business. Chris Cocks’s specific combination of expertise in both the Wizards business and the next generation of gaming makes him ideally positioned to develop, in conjunction with the Board, the strategy for the future of Hasbro. The Board fully supports Chris and believes that, given the opportunity to execute with such support, his forward-looking, consumer-focused strategy and gameplan will help create and drive long-term shareholder value in the best interests of ALL shareholders. Vote the WHITE proxy card to support the Hasbro Board of Directors at the Company’s annual meeting of shareholders on June 8, 2022. Total shareholder return since Hasbro instituted the Brand Blueprint strategy 279%1 Board members with digital gaming, media or consumer products expertise 12 of 13 Amount invested in growing Wizards of the Coast over the last 5 years, driving 150% growth in MAGIC: THE GATHERING alone >$1 billion 1 vs. 245% returned by the S&P 500 Consumer Durables index; 5/22/2008 through 4/22/2022

A Word from Hasbro’s Board and CEO Richard Stoddart Chair of the Board “I know I can speak for our full Board when I say we are thrilled to work closely with Chris to continue our terrific momentum and maximize value for our shareholders. He is absolutely the right choice to lead Hasbro at this time. The skills and experiences of our current Board perfectly complement Chris’s passion for gaming, the consumer, multi-generational play and an exceptional ability to drive growth. It’s truly a winning team.” Meet the Hasbro Board Chris Cocks Chief Executive Officer “The Board has been a great partner for me as President of Wizards of the Coast. They constantly push me to think bigger and have a growth mindset. They have really challenged me and the entire team to generate the highest and biggest ROI impact for our fans and for our shareholders. As CEO I’ve had nothing but a great experience with them in my first hundred days since being announced. They’ve been very supportive of the new strategy shift that we’re trying to drive and the big strategy review that we have under way with the senior management team.” Read Our Letters to Shareholders

The Board of Directors operates with the best interests of ALL shareholders in mind as evidenced by the thorough succession planning process that identified Chris Cocks as Hasbro’s new CEO. Hasbro’s Board and management team regularly engage with our shareholders to hear their viewpoints regarding our Board of Directors and broader corporate strategy. We are very disappointed that Alta Fox continues to be more interested in chasing headlines and making a name for its founder and fund than engaging constructively. It has used a cherry-picked narrative that is not representative of the actions our Board has taken to try to constructively and quickly resolve this matter in the best interests of all shareholders. Our Board has independently and carefully considered the appropriateness of a spin-off of Wizards and found that a spin-off of Wizards would not create value for all shareholders. In our view it would limit growth and result in meaningful missed strategic and financial opportunities for both Wizards and the Hasbro business overall, in contrast to Alta Fox’s thesis. We encourage shareholders to support Chris in executing in his new role, employing the Wizards gameplan at Hasbro and enacting his vision, along with the full support of our highly skilled, diverse, proven and recently refreshed Board.

Latest News 05.16.22 Hasbro Files Investor Presentation for 2022 Annual Meeting Press Release 05.09.22 May 9th Letter to Shareholders Press Release 04.25.22 Hasbro Board of Directors Issues Letter to Shareholders Press Release 04.04.22 Elizabeth Hamren and Blake Jorgensen Join Hasbro’s Board of Directors Press Release View all shareholder resources Contact us Get in touch Hasbro Logo © 2022 Hasbro, Inc. All Rights Reserved. Privacy Policy Calif. Privacy Rights & Notices Terms of Use

Home Our Board & Leadership Shareholder Resources How To Vote Hasbro’s Highly Qualified Board Our Board’s expertise and experience is directly relevant to overseeing Hasbro’s world class portfolio of assets across multiple play and entertainment categories.

Our highly qualified and experienced Board consists of 13 directors, 12 of whom are independent and more than half of whom are diverse across gender and ethnicity. Our Board consists of members with deep qualifications and expertise in digital gaming, media and content, consumer products, entertainment, marketing, capital allocation and ESG. Given the dynamic and diverse nature of our business, it is important that our Board has representation across these areas. Ongoing Refreshment Diverse, Independent Board with Relevant Skills 54% Diversity 92% Strong Independent Leadership balanced tenure Tenure average age 59 Age Extensive, Relevant Skill Set Senior Management 13/13 Digital Gaming/Digital Products 5/13 Human Capital Management 13/13 IT/Technology 8/13 Global Business 13/13 Consumer Products 8/13 Finance/Accounting 10/13 Sales and Marketing 12/13 Strategic Planning 13/13 Entertainment 7/13 ESG 9/13 Corporate Governance 10/13 We recently added to the Board Chris Cocks, Liz Hamren and Blake Jorgensen – three highly qualified and sought-after senior executives with significant expertise in gaming, technology, entertainment and capital allocation. Our track record of Board refreshment speaks for itself. With the recent additions of Liz and Blake, and with the appointment of Chris as part of the CEO transition, we have added three new perspectives to the Board since the beginning of the year. Overall, we have added six new directors since 2016, replacing six departing directors since 2017. We also have plans to reduce the size of our Board in the near term, while allowing for continuity and transition time for our new Board members. Specifically, we expect to reduce the Board by one member by the 2023 annual shareholders meeting and another member by the year following, resulting in an 11-member Board by the 2024 annual shareholders meeting.

Our Board



Richard Stoddart - Chair of the Board, Hasbro, Inc.

Richard S. Stoddart is Chair of Hasbro's Board of Directors. Mr. Stoddart most recently served as Hasbro's interim Chief Executive Officer from October 2021 to February 2022, following the passing of the Company's former Chairman and CEO, Brian Goldner.

Prior to that appointment, Mr. Stoddart was the President and Chief Executive Officer of InnerWorkings, Inc., the largest global marketing execution company, serving in that role from 2018 until 2020 when Innerworkings, Inc. was acquired. During his time at Innerworkings, he was widely recognized for his strategic and commercial leadership of the company, investor and analyst communications, and financial stewardship as well as his expertise in all facets of marketing execution and marketing supply chain management.

Mr. Stoddart was the Chief Executive Officer/Global President of Leo Burnett Worldwide, one of the world's largest advertising agencies, from February 2016 to 2018, where he was recognized for his leadership in the development and integration of shopper, digital, social and mobile capabilities as part of a company's overall marketing and brand strategy. He served as the Chief Executive Officer of Leo Burnett North America from 2013 to 2016 and the President of Leo Burnett North America from 2005 to 2013.

Mr. Stoddart brings to the Board extensive experience leading and driving profitable growth at global organizations, as well as strong expertise in brand-building, integrated marketing, business transformation, strategic planning, mergers & acquisitions, marketing supply chain management and building global teams.

QUALIFICATIONS

- Extensive experience in the advertising, marketing and communications industries, including in television, digital, social media, point-of-sale, packaging and print, and in building global brands and businesses.
- As the former Chief Executive Officer of InnerWorkings, the largest global marketing execution company, Mr. Stoddart became recognized for his strategic and commercial leadership of the company, investor and analyst communications, and financial stewardship as well as his expertise in all facets of marketing execution and marketing supply chain management.
- In his prior role as Chief Executive Officer of one of the world's largest advertising agencies, Mr. Stoddart was recognized for his leadership in the development and integration of shopper, digital, social and mobile capabilities as part of a company's overall marketing and brand strategy
- Possesses knowledge, expertise and experience regarding branding and brand building, marketing and marketing strategy across media platforms, including in traditional advertising, digital advertising and social media; expertise in media planning, launching branded content and products; expertise in marketing production, logistics and execution; and expertise in media trends and strategic planning for businesses building content-driven brands.

OTHER CURRENT PUBLIC COMPANY BOARDS

- None

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- Innerworkings, Inc.



Kenneth A. Bronfin - Senior Managing Director, Hearst Ventures

Kenneth A. Bronfin is Senior Managing Director of Hearst Ventures, the strategic investment division of diversified media, information and services company Hearst Corporation, serving in this role since 2013. Under his leadership, Hearst Ventures has grown to become one of the most active and successful corporate venture funds in the world with more than $1 billion invested to date. In addition to this role, Mr. Bronfin acts as a strategic resource to Hearst businesses as they pursue their own digital operational and M&A strategies.

Prior to that, Mr. Bronfin served as President of Hearst Interactive Media and Technology Group since 2002, leading Hearst's efforts in digital media alongside the company's media operating groups, and Deputy Group Head of Hearst Interactive Media since 1996. Previously, Mr. Bronfin was with NBC for over 10 years, where he served as general manager of NBC's digital television group, a founder of the Interactive Media Group and vice president of NBC Cable and Business Development.

Mr. Bronfin is a growth-oriented business leader who brings to the Board more than 35 years of experience in media, digital media and entertainment industries, in addition to expertise and experience making strategic long-term capital allocation decisions through leadership roles in venture capital.

QUALIFICATIONS

- Broad expertise and experience in operational and executive roles in the traditional and digital media sectors, including work in strategic planning, capital allocation, business development, technology development and corporate finance.
- More than 25 years of experience in evaluating, investing in, and growing a broad range of technology and digital ventures, including digital gaming companies, while leading a global corporate venture capital organization.
- Experience in executive positions where he led new business ventures, strategic investments, and acquisitions across the digital content and technology sectors.
- Substantial international expertise in a range of operational skills in and around business development, advertising and marketing, consumer insights, business analytics, and talent development.
- Experience serving on private and public company boards of directors, both domestic and international.

OTHER CURRENT PUBLIC COMPANY BOARDS

- None

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- None

Michael Burns - Vice Chairman, Lions Gate Entertainment

Michael R. Burns is the Vice Chairman and a member of the board of directors of Lionsgate, a global entertainment company with extensive motion picture and television operations, serving in this role since 2000. Mr. Burns has played an integral role in building Lionsgate into a multibillion-dollar diversified global content platform with a reputation for innovation. He also helped spearhead Lionsgate's acquisition of Starz, the biggest deal in the company's history. From 1991 to 2000, Mr. Burns was the Managing Director and Head of the Los Angeles Investment Banking Office of Prudential Securities Inc.

Mr. Burns brings to the Board extensive experience in developing and distributing award-winning original content, as well as strong expertise in strategic growth, financial management and integrated storytelling.

QUALIFICATIONS

- Extensive knowledge and experience in content development and brand building, including in the use of creative storytelling and immersive entertainment across platforms to build global entertainment franchises, including The Hunger Games and John Wick film franchises.
- Significant experience in the entertainment industry, including operating and financial expertise in motion picture and television development, production, financing, marketing, distribution and monetization.
- Expertise in strategic planning, investing and content building in media and entertainment-driven multi-platform businesses.
- Investment banking, corporate finance and international business experience.

OTHER CURRENT PUBLIC COMPANY BOARDS

- Lionsgate

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- None



Hope Cochran - Managing Director, Madrona Venture Group

Hope F. Cochran is a Managing Director at Madrona Venture Group, a technology-focused venture capital group. Prior to joining Madrona in January 2017, Ms. Cochran was the Chief Financial Officer of King Digital Entertainment, the creator of Candy Crush and other successful mobile games, from 2013 to 2016. In this role, she helped drive the company's significant employee and revenue growth, guided the Company's IPO and successfully completed a $5.9 billion acquisition by Activision. From 2005 to 2013, Ms. Cochran was a financial executive at Clearwire, Inc., serving as Chief Financial Officer from 2011 to 2013, where she brought the company through $12 billion of capital raises including an IPO, secondary offering, multiple debt offerings and strategic investments from large public companies.

Among other honors, Ms. Cochran has been named one of Fortune's Top 10 Women in Gaming, Women Inc.'s 2018 Most Influential Corporate Director and Puget Sound CFO of the Year for Public Companies, and received a Top 50 Global Telecom CFO award from Global Telecom Business. In 2021, Puget Sound Business Journal named Ms. Cochran a Director of the Year in recognition of her outstanding service to the Boards of Hasbro, New Relic and MongoDB.

Ms. Cochran brings to the Board extensive knowledge of digital and mobile gaming, a proven track record in financial and growth-focused leadership roles and valuable experience managing global teams and businesses.

QUALIFICATIONS

- Extensive experience spanning more than 20 years as a senior financial executive in the digital gaming and telecom industries.
- Significant knowledge of development of digital content businesses.
- International business expertise in managing global teams, and talent in managing, growing and overseeing global businesses.
- Substantial experience as a chief financial officer and overseeing financial and accounting issues for public companies.

OTHER CURRENT PUBLIC COMPANY BOARDS

- MongoDB, Inc.
  - Audit Committee Chair
- New Relic, Inc.
  - Lead Independent Director

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- None

Chris Cocks - Chief Executive Officer, Hasbro, Inc. Mr. Cocks has served Chief Executive Officer of Hasbro since February 2022. Prior to that, he served as President and Chief Operating Officer of Wizards of the Coast and Digital Gaming since 2021 and prior to that served as President of Wizards of the Coast since 2016, when he joined Hasbro from Microsoft. During his 14 years at Microsoft, Mr. Cocks led a global sales and technical engagement team as Vice President, OEM Technical Sales and served in product management and marketing leadership positions at MSN and Xbox Games, where he worked on hit franchises like HALO and FABLE. QUALIFICATIONS Highly strategic leader, who understands how to create and nurture brands to drive fan and consumer connection across channels. Ability to channel storytelling passion into consumer experiences — across gaming, consumer products and entertainment. Under his executive leadership as President and CEO of Wizards of the Coast, doubled global revenue, surpassing $1 billion in 2021. Unique vision, skill and experience in tabletop and digital gaming, combined with extensive omni-channel experience and proven track record. OTHER CURRENT PUBLIC COMPANY BOARDS None FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS None Lisa Gersh - Outside Advisor; Former Chief Executive Officer, Alexander Wang Lisa Gersh is an outside advisor to companies investing in the media space. She previously served as the Chief Executive Officer of Alexander Wang (a global fashion brand) from October 2017 to October 2018. Ms. Gersh served as the Chief Executive Officer of Goop, Inc. (a lifestyle publication curated by Gwyneth Paltrow) from 2014 to 2016, and President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc. (an integrated media and merchandising company) from 2012 to 2013. Prior to that, she served as President and Chief Operating Officer of Martha Stewart Living Omnimedia, Inc. from 2011 to 2012, and a director of Martha Stewart Living Omnimedia, Inc. from 2011 to 2013. QUALIFICATIONS Extensive experience in the media, branded products and entertainment industries, including television, digital entertainment and publishing. Operating and executive positions with multiple leading media and brand-driven companies, including as Chief Executive Officer of Alexander Wang, Chief Executive Officer of Goop, Inc., President and Chief Executive Officer of Martha Stewart Living Omnimedia and President and co- founder of Oxygen Media. Expertise in business and strategic planning, in media, retail, brand-driven and entertainment industries, including the cable television and digital industries. Skilled and highly knowledgeable in marketing and branding, media trends and in building global brand-driven businesses. OTHER CURRENT PUBLIC COMPANY BOARDS Establishment Labs Holdings Inc. Nominating and Governance Committee Chair MoneyLion Inc. Nominating and Governance Committee Chair Compensation Committee Pershing Square Tontine Holdings, Ltd. Compensation Committee Chair Audit Committee FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS comScore, Inc.

Elizabeth Hamren - Chief Operating Officer, Discord Inc.

Elizabeth Hamren has served as Chief Operating Officer at Discord Inc., a voice, video and text communication service that enables people to gather virtually, including while gaming, since December 2021. In her role, she oversees Discord's go-to-market teams across marketing, business development and operations, bringing extensive management experience at world-class companies and expertise leading marketing, product and engineering teams.

Prior to joining Discord, Ms. Hamren served as a Corporate Vice President at Microsoft Corporation from March 2017 to December 2021 running product and engineering for Xbox consumer products, including developing and launching the Xbox Series X|S and leading Xbox Game Pass. Prior to that, from August 2015 to March 2017, she led Global Marketing and Sales for Oculus at Meta Platforms, Inc. (formerly Facebook, Inc.), where she launched the industry-defining Oculus Rift virtual reality headset.

Earlier in her career, from November 2012 to October 2014, Ms. Hamren was Vice President of Marketing at Dropcam, Inc., where she ran marketing, subscriptions, and direct sales, prior to the company being sold to Google/Nest. Ms. Hamren holds a BSE in Civil Engineering and Operations Research from Princeton University, and an M.B.A. from Harvard Business School.

Ms. Hamren brings to the Board extensive leadership experience in digital gaming, consumer products, strategic growth and capital allocation, in addition to a fresh digital perspective that will be invaluable to Hasbro's brands and broader business.

QUALIFICATIONS

- Extensive management experience at world-class companies.
- Extensive background in engineering, product management, marketing and operations for subscription-based technology products and gaming companies.
- Expert in consumer tech products, including leading product and engineering for Xbox consumer products and services, including the flagship Xbox Game Pass subscription service, Xbox hardware and platform software, and PC experiences.
- Proven track record in leading companies to growth in user base, including direct experience launching and scaling some of the most popular consumer technology and subscription-based services in the world.

OTHER CURRENT PUBLIC COMPANY BOARDS

- LegalZoom.com, Inc.

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- None



Blake Jorgensen - Executive Vice President, Special Projects Electronic Arts Inc.

Blake Jorgensen is Executive Vice President of Special Projects at leading video game company Electronic Arts Inc. ("EA"), which he joined in 2012 as Chief Financial Officer. Mr. Jorgensen has over 20 years of experience in finance across various industries with a deep understanding of finance, consumer products, technology and gaming. Mr. Jorgensen served as Executive Vice President and Chief Financial Officer of EA from September 2012 to March 2022, and as EA's Chief Operating Officer from April 2018 to October 2021. Since 2012, he has also managed EA's Business Development team which is in charge of all licensing deals in sports and entertainment, as well as the Corporate Development team which is in charge of all M&A and partnerships.

Prior to joining EA, Mr. Jorgensen served as Executive Vice President and Chief Financial Officer of Levi Strauss & Co. from July 2009 to August 2012 and was Executive Vice President and Chief Financial Officer of Yahoo! Inc. from June 2007 to June 2009. Before joining Yahoo! Inc., Mr. Jorgensen also served as the Chief Operating Officer and Co-Director of Investment Banking at Thomas Weisel Partners, which he cofounded in 1998. He has also held financial and operational positions at Montgomery Securities, MAC Group/Gemini Consulting and Marakon Associates. Mr. Jorgensen earned his M.B.A. from Harvard Business School and his undergraduate degree from Stanford University.

Mr. Jorgensen brings to the Board impressive expertise in capital allocation, gaming, consumer products and technology, in addition to a proven track record of shareholder value creation.

QUALIFICATIONS

- More than a decade as a senior executive at a leading digital gaming company.
- Deep experience across finance, operations, consumer products, technology and gaming.
- Expertise in capital allocation as a C-suite executive at multiple public companies, completing multiple significant M&A transactions throughout his career.
- Consistent track record of driving growth and shareholder returns.
- Demonstrated change agent leading a shift in revenue mix from legacy format to next generation interactivity in a leading digital gaming company.

OTHER CURRENT PUBLIC COMPANY BOARDS

- None

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- None

Tracy A. Leinbach - Former Executive Vice President and Chief Financial Officer Ryder System, Inc.

Tracy A. Leinbach served as interim Chair of the Board from October 2021 to February 2022, following the passing of the Company's long-time Chairman and CEO, Brian Goldner. She previously served as Executive Vice President and Chief Financial Officer for Ryder System, Inc., a global leader in supply chain, warehousing and transportation management solutions, from 2003 until 2006. During her career at Ryder spanning over 21 years, Ms. Leinbach led the Company's largest business unit in the U.S. as well as units in Europe, Mexico and Canada, with responsibility for functions including operations, sales and marketing and financial management.

Prior thereto, Ms. Leinbach served as Executive Vice President, Fleet Management Solutions for Ryder since 2001. Prior to her career with Ryder, Ms. Leinbach worked for Pricewaterhouse in public accounting and was a CPA.

Ms. Leinbach brings to the Board extensive knowledge and expertise in corporate finance, supply chain and operations, strategic planning, risk management and multinational corporation management.

QUALIFICATIONS

- Experience as public company CFO and at many of Ryder's subsidiaries and divisions.
- P&L responsibility for the Company's largest business unit in the U.S., as well as units in Europe, Mexico and Canada.
- Expertise in transportation, supply chain and logistics, including significant experience in global operating and financial management, responsibility and oversight, as well as global supply chain management, spanning a career with Ryder of over 21 years.
- Possesses knowledge, expertise and experience in strategic planning, management, operations, logistics and risk management for a large multinational company, corporate finance, sales, and expertise in issues regarding financial reporting and accounting issues for large public companies.

OTHER CURRENT PUBLIC COMPANY BOARDS

- Veritiv Corporation
  - Compensation and Leadership Development Committee
  - Nominating and Governance Committee

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- Forward Air Corporation



Edward M. Philip - Retired Chief Operating Officer, Partners in Health

Edward M. Philip served as the Chief Operating Officer of Partners in Health, a non-profit healthcare organization, from January 2013 to March 2017. In addition, Mr. Philip was a Special Partner at Highland Consumer Fund, a consumer-oriented private equity fund, serving in this role from 2013 to 2017. He served as Managing General Partner at Highland Consumer Fund from 2006 to 2013. Prior to that, Mr. Philip served as President and Chief Executive Officer of Decision Matrix Group, Inc., a research and consulting firm, from May 2004 to November 2005, and was Senior Vice President of Terra Networks, S.A., a global Internet company, from October 2000 to January 2004.

In 1995, Mr. Philip joined Lycos, Inc., one of the first Internet service provider and search companies, as one of its founding members and held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. While at Lycos, he helped take the company from a start-up venture with less than $2 million in funding to an international public company with operations in 42 countries, establishing Lycos as one of the premier internet companies with millions of visitors per day.

Mr. Philip brings to the Board strong knowledge of digital and technology-focused industries as well as extensive operational and financial leadership experience at multinational corporations.

QUALIFICATIONS

- More than 30 years of business and management experience, including years of experience as both an operating executive and chief financial officer of multinational corporations.
- Experience in strategic, business and financial planning in consumer-based and technology-based industries and in overseeing management teams of such companies, as well as in managing teams responding to complex and critical international issues.
- Possesses expertise regarding internet and technology-based industries, the use of the internet and digital media for building businesses, expertise in strategic planning and execution in complex global organizations.
- Expertise in consumer trends and in the family entertainment industry.
- Significant experience in corporate finance, financial reporting and accounting matters for large multinational public companies, as well as in the operation and management of large multinational organizations.

OTHER CURRENT PUBLIC COMPANY BOARDS

- Blade Urban Air Mobility
  - Audit Committee Chair
- United Airlines Holdings, Inc
  - Audit Committee
  - Nominating and Governance Committee
- BRP Inc.
  - Human Resources and Compensation Committee
  - Nominating, Governance and Social Responsibility Committee

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- None

Laurel J. Richie - Former President Women's National Basketball Association

Laurel J. Richie has been an independent branding consultant since 2015. Prior to her current role, Ms. Richie served as President of the Women's National Basketball Association LLC ("WNBA") from May 2011 to November 2015. Prior to her appointment in 2011 to the WNBA, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency's Diversity Advisory Board, where she spent more than two decades building brands for blue chip clients including American Express, Pepperidge Farm and Unilever, among others.

Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame and served on the Board of Trustees at Dartmouth College from 2012 to 2021, including as Chair of the Board from 2017 until 2021. She currently serves as a consultant and mentor to Fortune 100 c-suite executives on matters of personal leadership and corporate culture. Ms. Richie was named one of the 25 Most Influential Women in Business by The Network Journal, awarded Ebony magazine's Outstanding Women in Marketing and Communications Award and named to Ebony's Power 100 List. She has also been recognized by Black Enterprise magazine as one of the Most Influential African Americans in Sports and by Savoy magazine as one of the Most Influential Black Corporate Directors.

Ms. Richie brings to the Board extensive experience in marketing and brand-building, proven leadership skills, and a deep passion for diversity and inclusion.

QUALIFICATIONS

- Significant executive management and leadership experience, together with strategic and operational expertise.
- Extensive experience and skills in global marketing and brand-management skills.
- Deep experience in corporate culture.
- Leader in creating and supporting diverse and inclusive teams.

OTHER CURRENT PUBLIC COMPANY BOARDS

- Bright Horizons Family Solutions Inc.
  - Audit Committee
  - Nominating and Corporate Governance Committee Chair
- Synchrony Financial
  - Nominating and Corporate Governance Committee
  - Management Development and Compensation Committee Chair

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- None



Mary Beth West - Former Senior Vice President and Chief Growth Officer, The Hershey Company

Mary Beth West served as Senior Vice President, Chief Growth Officer of The Hershey Company from May 2017 until January 2020. In this role, she drove the transformation of the company's portfolio and oversaw the company's growth and marketing strategies as well as communication, disruptive innovation, research and development, and mergers & acquisitions. She currently serves as an external advisor to McKinsey & Company, a global management consulting firm, on growth and transformation projects for the company's clients.

Ms. West served as Executive Vice President, Chief Customer & Marketing Officer of J.C. Penney Company from 2015 through March 2017, where she was responsible for revitalizing J.C. Penney's brand, establishing emotional connections with its customers and leveraging customer data to enhance the retailer's marketing efforts. From 2012 to 2014 she was the Executive Vice President, Chief Category & Marketing Officer for Mondelez International, Inc. Prior thereto, from 1986 to 2012, she served in various financial roles of increasing responsibility and culminating in her role as the Chief Marketing Officer for Kraft Foods, Inc.

Ms. West has been recognized for her leadership achievements by Crain's Chicago Business, Girls Inc. and Advertising Age. Black Enterprise has named her among the 100 Most Powerful Executives in Corporate America and most recently as A Leading Woman in Advertising and Marketing.

Ms. West brings to the Board a proven track record of growing and transforming consumer businesses, as well as strong expertise in data-driven marketing, consumer engagement and integrated storytelling.

QUALIFICATIONS

- Extensive experience and expertise in marketing, brand building, managing global franchises, understanding and applying consumer insights and developing compelling retail and sales experiences.
- Possesses expertise in strategic and operational planning and execution, skill in managing global teams and a proven track record in delivering top tier consumer experiences and in building global brands.
- Significant experience in developing growth strategies for complex consumer brand organizations, through use of insights, analytics, marketing, innovation, and research and development.
- Deep experience in growing some of the world's best known consumer brands through creative consumer engagement.

OTHER CURRENT PUBLIC COMPANY BOARDS

- Albertsons Companies
  - Compensation Committee
  - Nominating, Governance and ESG Committee
- Lowes Companies Inc.
  - Audit Committee
  - Sustainability Committee

FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS

- None

Linda Zecher Higgins - Chief Executive Officer and Managing Partner, The Barkley Group Linda Zecher Higgins is the Chief Executive Officer and Managing Partner of the Barkley Group (a consulting firm focused on cybersecurity and digital transformation), serving in this capacity since January 2017. Prior to that, Ms. Higgins served as the President and Chief Executive Officer, and a member of the Board of Directors, of Houghton Mifflin Harcourt Company, from 2011 to 2016. Prior to that, she was Corporate Vice President, Worldwide Public Sector of Microsoft Corporation from 2003 to 2011. QUALIFICATIONS Extensive experience in leading the transformation of businesses in the fields of digital publishing, digital learning, and online sales and marketing. Expertise and skill in driving technological innovation and in leading content development and distribution across channels and platforms. Possesses expertise and experience in unified analog and digital content development and distribution, in strategic planning and execution for businesses focused on global cross-platform content development and delivery. Expertise in digital brand building, online business development and in driving technological innovation. OTHER CURRENT PUBLIC COMPANY BOARDS C5 Aquisition Corporation Audit Committee Chair Tenable Holdings, Inc. Compensation Committee Governance Committee FORMER PUBLIC COMPANY BOARDS HELD IN THE PAST FIVE YEARS Houghton Mifflin Harcourt

Our Leadership Chris Cocks - Chief Executive Officer, Hasbro Deborah M. Thomas - Executive Vice President & Chief Financial Officer Eric Nyman - President and Chief Operating Officer, Hasbro Cynthia Williams - President, Wizards of the Coast and Digital Gaming Darren Throop - President & Chief Executive Officer, eOne Naj Atkinson - Executive Vice President, Chief Talent and Operations Officer Kathrin Belliveau Headshot Dolph Johnson - Executive Vice President, Chief Global Human Resources Officer Tarrant Sibley - Executive Vice President, Chief Legal Officer and Corporate Secretary Steve Zoltick - Executive Vice President, Chief Information Officer Contact us Get in touch

Important Information Regarding the Annual Meeting Access the latest regulatory filings, press releases, shareholder letters and presentations Press releases 05.16.22 Hasbro Files Investor Presentation for 2022 Annual Meeting PDF | 199KB 04.25.22 Hasbro Board of Directors Issues Letter to Shareholders Press Release 04.04.22 Elizabeth Hamren and Blake Jorgensen Join Hasbro’s Board of Directors PDF | 471KB 02.16.22 Hasbro Confirms Receipt of Director Nominations From Alta Fox PDF | 33KB 01.05.22 Hasbro Names Chris Cocks as Chief Executive Officer PDF | 32KB

Shareholder Letters 05.09.22 May 9th Letter to Shareholders PDF | 471KB 04.25.22 Letter to Shareholders PDF | 80KB 04.04.22 Chris Cocks Letter to Shareholders PDF | 142KB 04.04.22 Rich Stoddart Letter to Shareholders PDF | 121KB SEC Filings 04.25.22 Hasbro Files Definitive Proxy Statement and Issues Letter to Shareholders Press Release 04.04.22 Appointment of Blake Jorgensen and Elizabeth Hamren to Hasbro’s Board of Directors Press Release Presentations 05.16.22 Hasbro Investor Presentation PDF | 9.4MB Contact us Get in touch

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 Annual Meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.